Exhibit 99.4

Electronic Voting Instructions Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on [●].
Vote by Internet • Go to www.envisionreports.com/fnb • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼   To vote by using the proxy card below, fold along the perforation, detach and return the bottom portion in the enclosed envelope.  ▼

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A	Management Proposals — The Board of Directors recommends a vote FOR Items 1 and 2.

	For Against Abstain	For	Against	Abstain	+
1.

Approval of the issuance of F.N.B. common stock pursuant to the Agreement and Plan of Merger, dated as of August 4, 2015, between F.N.B. Corporation and Metro Bancorp, Inc. (the “F.N.B. stock issuance proposal”).

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2.  Approval of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the F.N.B. stock issuance proposal (the “F.N.B. adjournment proposal”).

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B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your instructions to be executed.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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F.N.B. Corporation Special Meeting of Shareholders

[●]

Doors open at [●] local time

Meeting begins at [●] local time

Directions

[●]

Additional driving directions to the meeting location may be obtained by contacting our shareholder relations representative, Brandon Pierson, at (888) 981-6000.

▼  To vote by using the proxy card below, fold along the perforation, detach and return the bottom portion in the enclosed envelope. ▼

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This proxy is solicited on behalf of the Board of Directors for the Special Meeting on [●].

The undersigned hereby appoints [●], and each of them, proxies, with full power of substitution, to vote all shares of common stock of F.N.B. Corporation held of record by the undersigned on [●] at the Special Meeting of Shareholders to be held on [●], and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed and dated card is returned, it will be treated as an instruction to vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR Items 1 – 2 listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign and date below and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone, through the Internet or mail it to Computershare, PO Box 43101, Providence RI 02940.